Exhibit 99.1

news release

Omnicare Reports Second-Quarter 2012 Financial Results; Company Raises Full-Year 2012 Guidance

CINCINNATI, July 25, 2012 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its second quarter ended June 30, 2012.

Year-Over-Year Highlights:

•	Gross profit increase of 9.2% to $367.3 million; 230 basis-point expansion in gross margin rate

•	Adjusted cash earnings per diluted share from continuing operations 20.3% higher to $0.83; GAAP earnings per diluted share of $0.17

•	Capital returned to shareholders through dividends and share repurchases increased 43.4% to $65.7 million

“We are pleased to report another quarter of double-digit adjusted earnings growth,” said John L. Workman, Omnicare's Interim Chief Executive Officer. “Our results reflect the ongoing, positive effect of generic drug efficiencies as well as continued acceleration in our Specialty Care Group. While our strong quarterly results demonstrate the progress we have made as an organization, we believe we have opportunity to further leverage our platform. Looking ahead, we are committed to increasing utilization of our technology offering and clinical programs through a renewed focus on operational excellence. With this focus, we believe we will continue to generate attractive returns for shareholders and customers alike.”

Second-Quarter Results

Financial results from continuing operations for the quarter ended June 30, 2012, as compared with the same prior-year period, were as follows:

•	Net sales was $1,536.0 million versus $1,555.9 million

•	Gross profit was $367.3 million as compared with $336.4 million

•	GAAP income from continuing operations per diluted share was $0.17 versus $0.32

•	Adjusted cash earnings per diluted share from continuing operations (see “per share” discussion below and attached supplemental information) was $0.83 versus $0.69

•	Adjusted EBITDA from continuing operations was $170.3 million versus $146.3 million

Cash flows from continuing operations for the quarter ended June 30, 2012 were $120.2 million versus $136.9 million in the comparable prior-year quarter. Included in the second quarter of 2012 was a payment of $50.0 million on a previously disclosed settlement with the Drug Enforcement Administration. Included in the second quarter of 2011 was a $23.3 million refund for federal tax overpayments.

“Our second-quarter results were driven by solid performances from both of our divisions,” said Nitin Sahney, Omnicare's Chief Operating Officer. “Within our Long-Term Care Group, seasonably weaker utilization was more than offset by the continued benefit from generic drug introductions as well as improved operating efficiencies. Our Specialty Care Group was similarly efficient, with strong revenue growth again supported by a 31 basis-point adjusted operating margin improvement.”

Financial Position

Omnicare concluded the second quarter of 2012 with no borrowings outstanding on its revolving credit facility and $567.4 million in cash on its balance sheet.

With respect to its share repurchase program, Omnicare repurchased approximately 1.8 million shares of common stock during the quarter and paid an aggregate amount of $58 million. As of June 30, 2012, the Company had approximately $179 million of availability under its current share repurchase authorization.

"We continue to demonstrate a high level of cash flow efficiency," said Mr. Workman. "Our strong second-quarter cash flows enabled us to return approximately 55% of operating cash flows to shareholders through share repurchases and dividends. We will continue to evaluate our cash deployment levels to ensure they remain disciplined yet well aligned with enhancing shareholder value.”

Six-Month Results

Financial results from continuing operations for the six months ended June 30, 2012, as compared with the same prior-year period, were as follows:

•	Net sales were $3,129.1 million as compared with $3,081.5 million

•	Gross profit was $735.4 million as compared with $671.4 million

•	GAAP income from continuing operations per share was $0.65 as compared with $0.74

•	Adjusted cash earnings per diluted share from continuing operations was $1.64 as compared with $1.38

EBITDA from continuing operations for the first six months of 2012, including the impact of special items and accounting changes, was $245.9 million versus $262.5 million in the comparable prior-year period. Excluding the special items, adjusted EBITDA from continuing operations in the first six months of 2012 was $340.0 million as compared with $292.5 million in the first six months of 2011.

Operating cash flow from continuing operations for the first six months of 2012 totaled $220.6 million versus $280.9 million in the comparable prior-year period.

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare's operations.

Segment Information

Financial results for the Long-Term Care Group for the second quarter ended June 30, 2012 were as follows:

•	Net sales of $1,202.8 million were 6.7% lower than $1,289.4 million in the same prior-year period

•	Adjusted operating income from continuing operations of $150.8 million increased 16.1% from $129.9 million in the same prior-year period

Financial results for the Specialty Care Group for the second quarter ended June 30, 2012 were as follows:

•	Net sales of $330.1 million were 25.7% higher than $262.7 million in the same prior-year period

•	Adjusted operating income from continuing operations of $31.9 million increased 30.2% from $24.5 million in the same prior-year period

Special Items

The results for the second quarter of 2012 and 2011 include the impact of special items totaling approximately $85.3 million pretax ($52.4 million aftertax, or approximately $0.46 per diluted share) and $28.1 million pretax ($21.3 million aftertax, or approximately $0.19 per diluted share), respectively.

The results for the second quarter of 2012 and 2011 include the impact of cash-based earnings adjustments totaling approximately $23.2 million aftertax, or approximately $0.20 per diluted share, and $21.7 million aftertax, or approximately $0.19 per diluted share, respectively.

The special items and cash-based earnings adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Based on its solid results in the first half of 2012, Omnicare now expects the following for the full-year 2012:

	Previous Guidance	Current Guidance
Revenue	$6.1B to $6.2B	$6.1B to $6.2B
Adjusted cash earnings per diluted share (excluding special items)	$3.10 to $3.20	$3.22 to $3.28
Cash flows from operations (excluding settlement payments)	$400M to $500M	$425M to $525M

Webcast Today

Omnicare will hold a conference call to discuss its second-quarter 2012 financial results today, Wednesday, July 25, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 400 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across North America. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; and costs to comply with the Company's Corporate Integrity Agreement. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net sales	$1,536,027	$1,555,906	$3,129,095	$3,081,477
Cost of sales	1,168,681	1,219,513	2,393,649	2,410,124
Gross profit	367,346	336,393	735,446	671,353
Selling, general and administrative expenses	201,878	192,474	402,002	382,641
Provision for doubtful accounts	24,078	24,357	48,509	48,887
Settlement, litigation and other related charges	26,093	19,816	33,296	25,829
Other charges	49,209	2,332	60,721	4,221
Operating income	66,088	97,414	190,918	209,775
Interest expense, net of investment income	(35,574)	(33,730)	(66,408)	(68,112)
Income from continuing operations before income taxes	30,514	63,684	124,510	141,663
Income tax provision	11,822	27,403	50,079	56,227
Income from continuing operations	18,692	36,281	74,431	85,436
Loss from discontinued operations	—	(37,728)	—	(57,579)
Net income (loss)	$18,692	$(1,447)	$74,431	$27,857
Earnings (loss) per common share - Diluted:
Continuing operations	$0.17	$0.32	$0.65	$0.74
Discontinued operations	—	(0.33)	—	(0.50)
Net income (loss)	$0.17	$(0.01)	$0.65	$0.24
Weighted average number of common shares outstanding:
Diluted	113,472	114,701	114,987	115,081

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Consolidated Balance Sheets
(000s)
Unaudited

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$564,479	$580,262
Restricted cash	2,922	2,336
Accounts receivable, less allowances	931,411	931,314
Inventories	350,896	419,378
Deferred income tax benefits	152,750	153,444
Other current assets	209,064	210,637
Total current assets	2,211,522	2,297,371
Properties and equipment, at cost less accumulated depreciation	256,964	225,257
Goodwill	4,243,356	4,250,579
Identifiable intangible assets, less accumulated amortization	213,530	235,270
Other noncurrent assets	186,294	184,633
Total noncurrent assets	4,900,144	4,895,739
Total assets	$7,111,666	$7,193,110
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$210,773	$273,768
Accrued employee compensation	66,864	61,019
Current debt	27,300	26,447
Other current liabilities	177,530	178,833
Total current liabilities	482,467	540,067
Long-term debt, notes and convertible debentures	2,024,169	1,968,274
Deferred income tax liabilities	872,827	838,857
Other noncurrent liabilities	45,117	50,476
Total noncurrent liabilities	2,942,113	2,857,607
Total liabilities	3,424,580	3,397,674

Stockholders' equity	3,687,086	3,795,436
Total liabilities and stockholders' equity	$7,111,666	$7,193,110

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
(000s)
Unaudited

	June 30, 2012
	Three months ended	Six months ended
Cash flows from operating activities:
Net income	$18,692	$74,431
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	12,423	24,478
Amortization	22,420	42,826
Debt redemption costs, net	35,092	35,092
Other operating activities	65,185	35,261
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses	(33,614)	8,527
Net cash flows from operating activities	120,198	220,615
Cash flows from investing activities:
Acquisition of businesses, net of cash received	(5)	(568)
Capital expenditures	(26,196)	(46,435)
Other	(1,098)	(586)
Net cash flows used in investing activities	(27,299)	(47,589)
Cash flows from financing activities:
Payments on term loans	(5,625)	(11,250)
Payments on long-term borrowings and obligations	(25,084)	(26,046)
Capped call transaction	(48,126)	(48,126)
Payments for Omnicare common stock repurchases	(57,979)	(80,307)
Dividends paid	(7,696)	(15,521)
Other	(6,087)	(7,559)
Net cash flows used in financing activities	(150,597)	(188,809)
Net decrease in cash and cash equivalents	(57,698)	(15,783)
Cash and cash equivalents at beginning of period	622,177	580,262
Cash and cash equivalents at end of period	$564,479	$564,479

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.17	$0.32	$0.65	$0.74
Special Items: (a)
Settlement, litigation and other related charges	0.14	0.14	0.18	0.17
Other charges	0.27	0.01	0.34	0.02
Amortization of discount on convertible notes	0.03	0.03	0.07	0.06
Debt redemption costs	0.02	—	0.02	0.01
Total Special Items	0.46	0.19	0.61	0.27
Cash EPS Adjustments	0.20	0.19	0.38	0.37
Adjusted cash earnings per diluted share from continuing operations	$0.83	$0.69	$1.64	$1.38

Adjusted earnings before interest, income taxes ("EBIT"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$66,088	$97,414	190,918	$209,775
Depreciation and amortization	34,843	32,755	67,304	64,565
Amortization of discount on convertible notes	(5,929)	(5,989)	(12,279)	(11,862)
EBITDA from continuing operations	95,002	124,180	245,943	262,478
Special items (a)	75,302	22,148	94,017	30,050
Adjusted EBITDA from continuing operations	170,304	146,328	339,960	292,528

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	95,002	124,180	245,943	262,478
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(29,645)	(27,741)	(54,129)	(56,250)
Income tax provision	(11,822)	(27,403)	(50,079)	(56,227)
Other operating activities (including debt redemption costs)	100,277	17,527	70,353	(39,427)
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	(33,614)	50,383	8,527	170,301
Net cash flows from operating activities of continuing operations	$120,198	$136,946	$220,615	$280,875

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	122,801	107,781	260,780	230,271
Special items (a)	28,010	22,148	44,225	30,050
Adjusted operating income from continuing operations - LTC	150,811	129,929	305,005	260,321

Segment Reconciliations - Specialty Care Group ("SCG")
Adjusted Operating Income - SCG:
Operating income from continuing operations	31,671	24,535	61,820	45,830
Special items (a)	200	—	200	—
Adjusted operating income from continuing operations - SCG	31,871	24,535	62,020	45,830

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results from continuing operations included Special Items as described below:

	Q2 2012		YTD 2012		Q2 2011		YTD 2011
	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)
EBIT:
Settlement, litigation and other related charges (1)	$26,093	$16,014	$33,296	$20,444	$19,816	$16,124	$25,829	$19,879

Other charges
Acquisition and other related costs (2)	1,117	683	4,226	2,595	2,332	1,455	4,221	2,634
Goodwill impairment (3)	—	—	5,903	5,903	—	—	—	—
Separation costs (4)	13,000	7,980	15,500	9,517	—	—	—	—
Loss on debt repurchase (5)	35,092	21,546	35,092	21,546	—	—	—	—
Subtotal - Other charges	49,209	30,209	60,721	39,561	2,332	1,455	4,221	2,634
Subtotal - EBIT Special Items	75,302	46,223	94,017	60,005	22,148	17,579	30,050	22,513

Interest Expense:
Amortization of discount on convertible notes (6)	5,929	3,633	12,279	7,539	5,989	3,736	11,862	7,403
Debt redemption costs (5)	4,093	2,513	4,093	2,513	—	—	1,079	674
Subtotal - Interest Expense Special Items	10,022	6,146	16,372	10,052	5,989	3,736	12,941	8,077
Subtotal - Special Items	85,324	52,369	110,389	70,057	28,137	21,315	42,991	30,590

Cash EPS Items:
Amortization of intangibles	10,752	6,591	21,505	13,204	9,641	6,016	18,841	11,757
Goodwill amortization tax deduction (7)	—	10,915	—	21,774	—	12,689	—	25,378
Convertible debt tax deduction (8)	—	5,650	—	9,087	—	2,972	—	5,944
Subtotal - Cash EPS Items	10,752	23,156	21,505	44,065	9,641	21,677	18,841	43,079

Grand Total - Special Items	$96,076	$75,525	$131,894	$114,122	$37,778	$42,992	$61,832	$73,669

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain regulatory matters with various states and regulatory agencies, and a qui tam lawsuit, certain large customer disputes and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)
On April 2, 2012, Omnicare signed a letter of intent (“LOI”) with a third party to sell the Company's Canadian Pharmacy, which expired in the second quarter. On June 8, 2012, the Company entered into a substantially similar LOI with a new third party. In the six months ended June 30, 2012, the Company recorded an impairment loss to reduce the carrying value of the Canadian Pharmacy to fair value based on the terms of the LOI.

(4)	Operating income includes separation related costs for certain former executives, including the former Chief Executive Officer who resigned on June 10, 2012.

(5)	Operating income and interest expense includes charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(6)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(7)	The tax benefit of being able to deduct goodwill amortization.

(8)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(9)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.

Discontinued Operations:
In 2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the Disposal Group”) that are non-strategic in nature. Also, in connection with the reallocation of resources started in the second half of 2010 and the previously disclosed unfavorable market conditions experienced by its Contract Research Services organization (“CRO Services”) business, the Company committed to a plan to divest of its CRO Services business in the first quarter of 2011 and completed the divestiture in April 2011. Also, in the second quarter of 2011, the Company divested its Tidewater Group Purchasing Organization (“Tidewater”). The Company determined that the CRO Services and Tidewater businesses were no longer good strategic fits within the Company's portfolio of assets. In the fourth quarter of 2011, the Company divested the remaining durable medical equipment (“DME”) portion of the Disposal Group. In connection with these activities, Omnicare recorded an impairment loss in discontinued operations in the six months ended June 30, 2011 to reduce the carrying value of the CRO Services and Tidewater operations to fair value based on the final terms of the divestiture.